UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2026

COTERRA ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Memorial City Plaza 840 Gessner Road, Suite 1400 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	CTRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On February 1, 2026, Coterra Energy Inc., a Delaware corporation (the “Company” or “Coterra”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Devon Energy Corporation, a Delaware corporation (“Devon”), and Cubs Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Devon (“Merger Sub”). The Merger Agreement provides that, among other things and upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Devon.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, $0.10 par value, of Coterra (the “Coterra Common Stock”) issued and outstanding (other than Excluded Shares (as defined in the Merger Agreement)) immediately prior to the Effective Time will automatically be converted into the right to receive 0.70 (the “Exchange Ratio”) fully paid and nonassessable shares of common stock, $0.10 par value, of Devon (the “Devon Common Stock”). Cash will be paid in lieu of any fractional shares of Devon Common Stock that otherwise would have been issued to any Coterra stockholder in the Merger. The Merger Agreement also specifies the treatment of the Company’s outstanding equity awards in connection with the Merger. Following the closing of the Merger, Coterra’s existing stockholders and Devon’s existing stockholders will own approximately 46% and 54%, respectively, of the combined company.

The Board of Directors of Coterra has unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated thereby are in the best interests of, and are advisable to, the Company and the holders of Coterra Common Stock, (ii) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby and (iii) resolved to recommend that the Coterra stockholders adopt and approve the Merger Agreement, the Merger and the other transactions contemplated thereby.

Coterra and Devon intend, for U.S. federal income tax purposes, that (i) the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended, and (ii) the Merger Agreement constitutes a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

Governance

The Merger Agreement includes certain agreements between Coterra and Devon related to the governance of the combined company. At the Effective Time, the Board of Directors of Devon will have 11 members, including (i) six directors designated by Devon that are currently serving on the Board of Directors of Devon, one of whom will be the President and Chief Executive Officer of Devon as of immediately prior to the Effective Time (the “Devon Designees”), and (ii) five directors designated by Coterra that are currently serving on the Board of Directors of Coterra, one of whom will be the Chairman, Chief Executive Officer and President of Coterra as of immediately prior to the Effective Time (the “Coterra Designees”).

If the 2026 annual meeting of Devon stockholders occurs after the Effective Time, the combined company board will re-nominate each Devon Designee and Coterra Designee then serving on the combined company board for re-election by stockholders, subject to certain exceptions.

At the Effective Time, (i) the President and Chief Executive Officer of Devon will be appointed to serve as the Chief Executive Officer of the combined company and (ii) the Chairman, Chief Executive Officer and President of Coterra will become Chair of the combined company.

Immediately following the Effective Time, the board of directors of the combined company will take all necessary action to cause the combined company’s executive committee to consist of the President and Chief Executive Officer of Devon plus eight additional members, five of whom will be designated by Coterra and the remaining three of whom will be existing officers of Devon. The executive committee will report to the Chief Executive Officer.

At or prior to the Effective Time, Devon will adopt a Corporate Governance Policy effective for a period of two years following the Effective Time, which may not be amended without a vote of at least 75% of the combined company board unless required by applicable law or stock exchange rule listing standard. During the term of the Corporate Governance Policy, (i) neither the Chair nor the Chief Executive Officer of the combined company may be removed without the affirmative vote of at least 75% of the combined company board and (ii) only for so long as Thomas E. Jorden serves as the Chair of the board of directors of the combined company, the Lead Independent Director of the board of directors of the combined company will be an independent director determined and approved by a majority of the Devon designees.

The name and the ticker symbol of Devon as of the Effective Time will be the name and the ticker symbol of the combined company following the Effective Time. Following the Effective Time, the combined company’s Chief Executive Officer and principal executive functions will be based in the combined company’s Houston, Texas headquarters and the combined company will maintain a significant continuing presence in Oklahoma City, Oklahoma.

Conditions to the Merger

The completion of the Merger is subject to various customary closing conditions, including, among other things, (i) the receipt of certain approvals of the Coterra stockholders and the Devon stockholders; (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the effectiveness of the registration statement on Form S-4 that Devon is obligated to file with the Securities and Exchange Commission (“SEC”) in connection with the issuance of shares of Devon Common Stock in the Merger; (iv) the authorization for listing of shares of Devon Common Stock to be issued in the Merger on the New York Stock Exchange; (v) the accuracy of each party’s representations and warranties (subject to certain materiality and knowledge qualifiers) and compliance by each party with its material covenants under the Merger Agreement in all material respects; and (vi) the absence of legal restraints prohibiting the Merger.

Termination Rights

The Merger Agreement contains customary termination rights for each of Coterra and Devon, including, among others, if the Merger has not been consummated by August 1, 2026 (subject to an extension to November 1, 2026, and a further extension to February 1, 2027, for the sole purpose of obtaining antitrust clearances), if required stockholder approvals are not obtained, or upon a change of recommendation or a material breach by the other party, in each case on the terms set forth in the Merger Agreement. In certain circumstances, including specified circumstances following a change of recommendation by the Board of Directors of Coterra or a material breach of the non-solicitation covenant, Coterra will be required to pay Devon a termination fee of $865 million (the “Termination Fee”), and in reciprocal specified circumstances, Devon will be required to pay Coterra the Termination Fee. In other specified circumstances where the Merger Agreement is terminated following the failure to obtain the required stockholder approval and the Termination Fee is not otherwise payable by the party that failed to obtain such approval, the party whose stockholders failed to approve the transactions will be required to pay the other party up to $40 million as reimbursement for the other party’s reasonable and documented fees and expenses in connection with the Merger.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this nature. The Merger Agreement also contains customary pre-closing covenants, including the obligation of each of Coterra and Devon to conduct their respective businesses in the ordinary course consistent with past practice and to refrain from taking certain specified actions without the consent of the other party.

The Merger Agreement further provides that, from the date of the Merger Agreement, each of Coterra and Devon will be subject to certain restrictions on its ability to solicit an alternative Acquisition Proposal (as defined in the Merger Agreement) from third parties, to provide non-public information to third parties and to engage in discussions with third parties regarding alternative Acquisition Proposals, subject to customary exceptions. Each party is required to call a meeting of its stockholders to obtain the required approval of such party’s stockholders and, subject to certain exceptions, to recommend that their respective shareholders approve such proposals. Neither party has the ability to terminate to accept a Superior Proposal (as defined in the Merger Agreement).

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K.

The Merger Agreement and the above description of the Merger Agreement have been included in this Current Report on Form 8-K to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about Coterra, Devon or their respective subsidiaries or affiliates. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by matters disclosed in certain of Coterra’s and Devon’s filings with the SEC prior to the date of the Merger Agreement and by information in confidential disclosure letters provided by each of Coterra and Devon to the other in connection with the signing of the Merger Agreement. These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. The representations, warranties and covenants are also subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between Coterra and Devon rather than establishing matters as facts. As a result, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about Coterra, Devon or their respective subsidiaries or affiliates. Accordingly, the Merger Agreement should not be read in isolation, but should instead be read in conjunction with other information regarding Coterra and Devon or their respective subsidiaries or affiliates that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents that they file or furnish with the SEC.

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2026, Coterra entered into an amended and restated severance compensation agreement with each of Thomas E. Jorden, Coterra’s Chief Executive Officer and President, Shannon E. Young III, Coterra’s Chief Financial Officer, Andrea M. Alexander, Coterra’s Chief Human Resources Officer, and Michael D. DeShazer, Coterra’s Senior Vice President—Business Units (each, an “Executive”, and such agreements, the “A&R Severance Compensation Agreements”), which supersede the current severance compensation agreements with each executive.

The A&R Severance Compensation Agreements (i) amend the “Change in Control Protection Period” to cover the period commencing on a change in control of Coterra and concluding on the 24-month anniversary thereof, (ii) provide for outplacement benefits (other than for Mr. Jorden) and continued participation in any financial planning services program of Coterra, in each case, in connection with a qualifying termination of employment during the Change in Control Protection Period, and (iii) provide that (1) upon the closing of a change in control of Coterra, any outstanding performance-based awards held by an Executive will be deemed earned at the greater of (x) 100% of the target level of all applicable performance measures and (y) the actual level of performance achievement through the date of the change in control and will no longer be subject to any continued performance-based vesting conditions, and (2) in the event of a qualifying termination of employment during the Change in Control Protection Period, all outstanding equity-based awards held by an Executive will vest in full.

The A&R Severance Compensation Agreements are otherwise on substantially the same terms and conditions as previously disclosed in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 20, 2025.

The foregoing summary of the A&R Severance Compensation Agreements does not purport to be complete and is subject to, and qualified in its entirety by (i) for Mr. Jorden, the Amended and Restated Severance Compensation Agreement, by and between Mr. Jorden and Coterra, dated January 31, 2026 and (ii) for the other Executives, the form of Amended and Restated Severance Compensation Agreement, which are filed hereto as Exhibits 10.1 and 10.2, respectively.

Item 7.01	Regulation FD Disclosure.

On February 2, 2026, Coterra and Devon issued a joint press release (the “Press Release”) announcing the execution of the Merger Agreement and the entry into the foregoing transactions. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

On February 2, 2026, Coterra and Devon will host a joint conference call with their respective investors. A copy of the presentation that will be discussed on such call is included as Exhibit 99.2 and incorporated into this Item 7.01 by reference.

Item 8.01	Other Events.

To the extent required, the information included in Item 7.01 of this Current Report on Form 8-K is incorporated into this Item 8.01.

Additional Information and Where to Find It

In connection with the proposed merger of Devon and Coterra (the “Proposed Transaction”), Devon will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares of Devon’s common stock to be issued in connection with the Proposed Transaction. The registration statement will include a document that serves as a prospectus of Devon and a joint proxy statement of each of Devon and Coterra (the “joint proxy statement/prospectus”), and each party will file other documents regarding the Proposed Transaction with the SEC. INVESTORS AND SECURITY HOLDERS OF DEVON AND COTERRA ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DEVON, COTERRA, THE PROPOSED TRANSACTION AND RELATED MATTERS. A definitive joint proxy statement/prospectus will be sent to stockholders of each of Devon and Coterra when it becomes available. Investors and security holders will be able to obtain copies of the registration statement and the joint proxy statement/prospectus and other documents containing important information about Devon and Coterra free of charge from the SEC’s website when it becomes available. The documents filed by Devon with the SEC may be obtained free of charge at Devon’s website at investors.devonenergy.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Devon by requesting them by mail at Devon, Attn. Investor Relations, 333 West Sheridan Ave, Oklahoma City, OK 73102. The documents filed by Coterra with the SEC may be obtained free of charge at Coterra’s website at investors.coterra.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Coterra by requesting them by mail at Coterra, Attn: Investor Relations, Three Memorial City Plaza, 840 Gessner Road, Suite 1400, Houston, Texas 77024.

Participants in the Solicitation

Devon, Coterra and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Devon’s and Coterra’s stockholders with respect to the Proposed Transaction. Information about Devon’s directors and executive officers is available in Devon’s Annual Report on Form 10-K for the 2024 fiscal year filed with the SEC on February 19, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001090012/000095017025022844/dvn-20241231.htm), and its definitive proxy statement for the 2025 annual meeting of shareholders filed with the SEC on April 23, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001090012/000110465925037545/tm252204-6_def14a.htm). Information about Coterra’s directors and executive officers is available in Coterra’s Annual Report on Form 10-K for the 2024 fiscal year filed with the SEC on February 25, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000858470/000085847025000075/cog-20241231.htm), and its definitive proxy statement for the 2025 annual meeting of shareholders filed with the SEC on March 20, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000858470/000110465925026126/tm2429648-2_def14a.htm). Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement, the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Proposed Transaction when they become available. Stockholders, potential investors and other readers should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” as defined by the SEC. Such statements include those concerning strategic plans, Devon’s and Coterra’s expectations and objectives for future operations, as well as other future events or conditions, and are often identified by use of the words and phrases such as “expects,” “believes,” “will,” “would,” “could,” “continue,” “may,” “aims,” “likely to be,” “intends,” “forecasts,” “projections,” “estimates,” “plans,” “expectations,” “targets,” “opportunities,” “potential,” “anticipates,” “outlook” and other similar terminology. All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that Devon or Coterra expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Devon’s and Coterra’s control. Consequently, actual future results could differ materially and adversely from Devon’s and Coterra’s expectations due to a number of factors, including, but not limited to those, identified below.

With respect to the Proposed Transaction between Devon and Coterra, these factors could include, but are not limited to: the risk that Devon or Coterra may be unable to obtain governmental and regulatory approvals required for the Proposed Transaction, or that required governmental and regulatory approvals may delay the Proposed Transaction or result in the imposition of conditions that could reduce the anticipated benefits from the Proposed Transaction or cause the parties to abandon the Proposed Transaction; the risk that a condition to closing of the Proposed Transaction may not be satisfied; the length of time necessary to consummate the Proposed Transaction, which may be longer than anticipated for various reasons; the risk that the businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the Proposed Transaction may not be fully realized or may take longer to realize than expected; the expected dividends and share repurchases, as well as related growth and yield, may not be approved by the board of directors of the combined company or realized on the stated timeline or at all; the diversion of management time on transaction-related issues; the effect of future regulatory or legislative actions on the companies or the industries in which they operate; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; potential liability resulting from pending or future litigation; changes in the general economic environment, or social or political conditions, that could affect the businesses; the potential impact of the announcement or consummation of the Proposed Transaction on relationships with customers, suppliers, competitors, business partners, management and other employees; the ability to hire and retain key personnel; reliance on and integration of information technology systems; the risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; the volatility of oil, gas and natural gas liquids (NGL) prices, including from changes in trade relations and policies, such as the imposition of tariffs by the U.S., China or other countries; uncertainties inherent in estimating oil, gas and NGL reserves; the uncertainties, costs and risks involved in Devon’s and Coterra’s operations; natural disasters and epidemics; counterparty credit risks; risks relating to Devon’s and Coterra’s indebtedness; risks related to Devon’s and Coterra’s hedging activities; risks related to Devon’s and Coterra’s environmental, social and governance initiatives; claims, audits and other proceedings impacting the business of Devon or Coterra, including with respect to historic and legacy operations; governmental interventions in energy markets; competition for assets, materials, people and capital, which can be exacerbated by supply chain disruptions, including as a result of tariffs or other changes in trade policy; regulatory restrictions, compliance costs and other risks relating to governmental regulation, including with respect to federal lands, environmental matters and water disposal; cybersecurity risks; risks associated with artificial intelligence and other emerging technologies; Devon’s and Coterra’s limited control over third parties who operate some of their respective oil and gas properties and investments; midstream capacity constraints and potential interruptions in production, including from limits to the build out of midstream infrastructure; the extent to which insurance covers any losses Devon or Coterra may experience; risks related to shareholder activism; general domestic and international economic and political conditions; the impact of a prolonged federal, state or local government shutdown and threats not to increase the federal government’s debt limit; as well as changes in tax, environmental and other laws, including court rulings, applicable to Devon’s and Coterra’s respective businesses.

Additional information concerning other risk factors is also contained in Devon’s and Coterra’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings.

Many of these risks, uncertainties and assumptions are beyond Devon’s or Coterra’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Nothing in this Current Report on Form 8-K is intended, or is to be construed, as a profit forecast or to be interpreted to mean that earnings per share of Devon or Coterra for the current or any future financial years or those of the combined company, will necessarily match or exceed the historical published earnings per share of Devon or Coterra, as applicable. Neither Devon nor Coterra gives any assurance (1) that either Devon or Coterra will achieve their expectations, or (2) concerning any result or the timing thereof, in each case, with respect to the Proposed Transaction or any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results.

All subsequent written and oral forward-looking statements concerning Devon, Coterra, the Proposed Transaction, the combined company or other matters and attributable to Devon or Coterra or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Devon and Coterra do not undertake, and expressly disclaim, any duty to update or revise their respective forward-looking statements based on new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 1, 2026, by and among Coterra, Merger Sub and Devon.
10.1	Amended and Restated Severance Compensation Agreement, dated as of January 31, 2026, by and between Coterra Energy Inc. and Thomas E. Jorden
10.2	Form of Amended and Restated Severance Compensation Agreement between Coterra Energy Inc. and certain officers
99.1	Joint Press Release, dated as of February 2, 2026, announcing the execution of the Merger Agreement.
99.2	Joint Investor Presentation, dated as of February 2, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTERRA ENERGY INC.

Date: February 2, 2026	By:	/s/ Adam M. Vela
	Name:	Adam M. Vela
	Title:	Senior Vice President and General Counsel